CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated July 16, 2020, relating to the consolidated balance sheet of Gameworks. as of December 29, 2019 and the related consolidated statements of operations, changes in stockholder’s equity (deficit) and cash flows for the year then ended, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Red Bank, NJ
September 22, 2020